                               STRATEGIC ALLIANCE

This Strategic Alliance is made and effective this April 14th, 2000, by and between UTEK CORPORATION, whose registered office is located at 202 South Wheeler Street, Plant City, Florida 33566 and Sopartec whose registered office is located at 4, Place de Science, BE-1348 Louvain-la-Neuve. Now, therefore, both parties agree as follows:

1. Sopartec has been entrusted by the Universite Catholique de Louvain (UCL) to manage the intellectual property of the University and to negotiate licenses on behalf of the university. Sopartec seeks to develop an off-balance sheet vehicle to bring the intellectual properties and technologies of UCL to the marketplace. Sopartec's goal is to generate on-going royalties to enhance the UCL's research capabilities and reward faculty whose patents are licensed, in addition to developing sponsored research activities.

2. UTEK CORPORATION (UTEK) has the mission to build a bridge between university-based technologies and publicly quoted companies that can rapidly bring new products to the marketplace.

3. UTEK will review Sopartec specified existing technologies and new disclosures to gauge the potential of the technologies for successful commercialization. The results and conclusions from such evaluation will be communicated to Sopartec. If a specific technology offered by Sopartec seems promising to UTEK, Sopartec or the inventor will apply for a patent (if it does not already have one), with UCL as the assignee. UTEK will receive a 12-month exclusive, royalty-free license option for the technology for some or all fields of use in the United States. UTEK would use its best efforts to find a corporate licensee or otherwise commercialize the technology at terms acceptable to Sopartec. If UTEK finds an acceptable licensee, the total amount of the royalties for the technology will be paid directly by the licensee to Sopartec. If UTEK is unable to find a licensee or corporate partner for the technology acceptable to Sopartec by the end of the 12-month period, then all option rights to the technology will revert back to Sopartec, unless both parties agree to extend the option. In this case, Sopartec will be entitled to use the information obtained from UTEK to find other partners or licensees. The defined Exclusive Option Agreement is contained in Exhibit A. When Sopartec desires to have UTEK merchandise a specific technology and UTEK agrees, both parties will execute a copy of the Exclusive Option Agreement with the appropriate technology, field-of-use, territory and term descriptions.

4. The term of this Strategic Alliance is for a period of five years, commencing on the date above.

5. Either party may terminate this Agreement at any time with sixty days written notice.

6. During the term of this Agreement, except as provided in article 3, neither party shall disclose to anyone any confidential information obtained from the other party. "Confidential Information" for the purposes of this Agreement shall include proprietary and confidential information such as, but not limited to, technology plans, research and development plans, designs, models, software, product specifications, marketing plans, patent applications, disclosures and new concepts.

     Confidential information shall not include any information that:
     A. Is disclosed without restriction.
     B. Becomes publicly available through no act of the recipient.
     C. Is rightfully received by either party from a third party.
     D. Is disseminated in publications.

If UTEK customers need to review UCL or Sopartec confidential information to determine their interest in licensing a specific property, UTEK will have the customer execute a Sopartec approved confidentiality and non-disclosure agreement. A copy of the executed agreement will be provided to Sopartec.

7. This Agreement shall be governed by and be construed in accordance with the laws of the State of Florida.

8. This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed, only by an Agreement in writing, signed by both of the parties.

9. Any notice to be given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by overnight courier service as follows:

UTEK CORPORATION                                              SOPARTEC
202 South Wheeler Street, Plant City, Florida 33566           4, Place de Science, BE-1348 Louvain-la-Neuve

10. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

UTEK CORPORATION                            SOPARTEC


---------------------------------           ------------------------------        -------------------------------
By: Clifford M. Gross, Ph.D., CEO           By: Dr. Gilles Capart, CEO            By: Anne-Marie Kumps, Director

                                    Exhibit A
                           Exclusive Option Agreement

This Exclusive Option Agreement, valid in the United States, is made and effective this ________________, by and between UTEK CORPORATION (UTEK), whose offices are located at 202 South Wheeler Street, Plant City, Florida 33566 and Sopartec whose offices are located at 4, Place de Science, BE-1348 Louvain-la-Neuve. Now, therefore, both parties agree as follows:

1. Sopartec, acting on behalf of UCL, hereby grants to UTEK an exclusive option to license on an exclusive basis the following technology:

Technology Description
----------------------

Title:
------------------------------------------------------------------------------------------------------------------------------------

Patent #:                                                              Date Applied for:              Date Awarded:
------------------------------------------------------------------------------------------------------------------------------------

Patent Application #:                                                  Date Applied for:
------------------------------------------------------------------------------------------------------------------------------------

Inventors:
------------------------------------------------------------------------------------------------------------------------------------

Copyright: [yes / / or no / /] If yes then provide description:
                                                                       Date Applied for:
------------------------------------------------------------------------------------------------------------------------------------

Field of Use: All    [yes / / or no / /] If no then describe limited fields of use:


------------------------------------------------------------------------------------------------------------------------------------

Territory: World-wide   [yes / / or no / /] If no then describe limited territory:

------------------------------------------------------------------------------------------------------------------------------------

2. The term for this exclusive option is 12 months unless extended by agreement of both parties in writing.

3. During the term of this option, UTEK will use its best efforts to merchandise the above-described technology on terms acceptable to Sopartec. Sopartec may accept or reject, at its discretion, any offer presented by UTEK for the licensing of this technology.

4. During the term of this option, Sopartec will use its best efforts to provide UTEK with the information it requires to market the above-described technology.

5. This Agreement shall be governed by and be construed in accordance with the laws of the State of Florida.

6. This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed, only by an Agreement in writing, signed by both parties.

7. Any notice to be given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by overnight courier service as follows:

UTEK CORPORATION                                              SOPARTEC
202 South Wheeler Street, Plant City, Florida 33566           4, Place de Science, BE-1348 Louvain-la-Neuve

8. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

UTEK CORPORATION                                     SOPARTEC

----------------------------------                   ---------------------------------------------------
By: Clifford M. Gross, Ph.D., CEO                    By:
